As Filed With the Securities and Exchange Commission On February 14, 2005

Registration Statement No. 333-119164

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FULTON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	6720	23-2195389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Penn Square

Lancaster, Pennsylvania 17602

717-291-2411

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Rufus A. Fulton, Jr.

Chairman and Chief Executive Officer

One Penn Square

Lancaster, Pennsylvania 17602

717-291-2411

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Paul G. Mattaini, Esquire

Kimberly J. Decker, Esquire

Barley Snyder LLC

126 E. King Street

Lancaster, PA 17603

Telephone: (717) 291-5201

Approximate date of commencement of proposed sale of the securities to the public: The merger of First Washington FinancialCorp with and into Fulton Financial Corporation was consummated on December 31, 2004. Fulton is hereby amending this Registration Statement to deregister 911,221 shares of common stock, par value $2.50, which were issuable to the shareholders of First Washington in connection with the merger of First Washington with and into Fulton.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-119164) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

In accordance with the undertaking of Fulton Financial Corporation in the registration statement on Form S-4 (File No. 333-119164) (the “Registration Statement”), Fulton is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 911,221 shares of its common stock, par value $2.50, previously registered under the Securities Act of 1933 pursuant to the Registration Statement, issuable to the shareholders of First Washington FinancialCorp in connection with the merger of First Washington with and into Fulton.

Pursuant to the Registration Statement, 6,650,548 shares of common stock of Fulton were registered. These shares were registered pursuant to the Registration Statement in order to be issued to the shareholders of First Washington in connection with the merger. Upon consummation of the merger, Fulton issued a total of 5,739,327 of these shares of common stock to the shareholders of First Washington. Therefore, in accordance with the undertaking mentioned above, Fulton hereby deregisters the remaining 911,221 shares of Fulton common stock previously registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-119164 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on February 14, 2005.

FULTON FINANCIAL CORPORATION

By:	/s/ Rufus A. Fulton, Jr.
Rufus A. Fulton, Jr.,
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-119164 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Jeffrey G. Albertson* Jeffrey G. Albertson	Director	February 14, 2005

/s/ Donald M. Bowman, Jr.* Donald M. Bowman, Jr.	Director	February 14, 2005

/s/ Beth Ann L. Chivinski* Beth Ann L. Chivinski	Executive Vice President and Controller (Principal Accounting Officer)	February 14, 2005

/s/ Craig A. Dally* Craig A. Dally	Director	February 14, 2005

/s/ Clark S. Frame* Clark S. Frame	Director	February 14, 2005

/s/ Patrick J. Freer* Patrick J. Freer	Director	February 14, 2005

/s/ Rufus A. Fulton, Jr.* Rufus A. Fulton, Jr.	Chairman of the Board, Chief Executive Officer, and Director (Principal Executive Officer)	February 14, 2005

/s/ Eugene H. Gardner* Eugene H. Gardner	Director	February 14, 2005

/s/ Charles V. Henry, III* Charles V. Henry, III	Director	February 14, 2005

/s/ J. Robert Hess* J. Robert Hess	Director	February 14, 2005

/s/ George W. Hodges* George W. Hodges	Director	February 14, 2005

/s/ Carolyn R. Holleran* Carolyn R. Holleran	Director	February 14, 2005

/s/ Clyde W. Horst* Clyde W. Horst	Director	February 14, 2005

/s/ Thomas W. Hunt* Thomas W. Hunt	Director	February 14, 2005

/s/ Donald W. Lesher, Jr.* Donald W. Lesher, Jr.	Director	February 14, 2005

/s/ Joseph J. Mowad, M.D.* Joseph J. Mowad, M.D.	Director	February 14, 2005

/s/ Charles J. Nugent* Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 14, 2005

/s/ Mary Ann Russell* Mary Ann Russell	Director	February 14, 2005

/s/ John O. Shirk* John O. Shirk	Director	February 14, 2005

/s/ R. Scott Smith, Jr.* R. Scott Smith, Jr.	President, Chief Operating Officer and Director	February 14, 2005

/s/ Gary A. Stewart* Gary A. Stewart	Director	February 14, 2005

By:	*/s/ George R. Barr, Jr.
George R. Barr, Jr.
Attorney-in-Fact